Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 27, 2019, relating to the balance sheet of Stable Road Acquisition Corp. as of June 30, 2019, and the statements of operations, changes in stockholder’s equity and cash flows, for the period from May 28, 2019 (inception) through June 30, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 27, 2019